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                                                                     Exhibit 4.6


                                    EXHIBIT C

                         FORM OF COMPANY COUNSEL OPINION

         Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

         1. The Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and in which the failure to be so qualified or be in good standing would have a material adverse effect on the business, operations, financial conditions or results of operations of the Company and its subsidiaries taken as a whole or on the transactions contemplated by the Securities Purchase Agreement or by the agreements and instruments to be entered into in connection with the Securities Purchase Agreement, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) (a "MATERIAL ADVERSE EFFECT").

         2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions (collectively, the "TRANSACTIONS DOCUMENTS"), including issuance of the Preferred Shares and the Conversion Shares in accordance with the terms thereof. The filing of the Certificate of Designations and the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated therein have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of a number of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date). The Transaction Documents have been duly executed and delivered by the Company and the Certificate of Designations has been duly executed and properly filed by the Company with the Secretary of the Commonwealth of Massachusetts in accordance with Massachusetts Business Corporation Law (the "MBCL") and has become effective under the MBCL. The Transaction Documents constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


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         3. The issuance and sale of the Preferred Shares has been duly authorized, and when issued in accordance with the terms of the Securities Purchase Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof. The Conversion Shares are duly authorized and reserved for issuance upon conversion of the Preferred Shares in accordance with the Securities Purchase Agreement and the Certificate of Designations, and when issued in accordance with the Securities Purchase Agreement, the Certificate of Designations and the Conversion Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

         4. As of the date hereof, the authorized capital stock of the Company consists of (i) _________ shares of Common Stock, par value $0.01 per share, of which ______________ shares are issued and outstanding, and (ii) ____________ shares of Preferred Stock, par value $_____ per share, of which _______ shares are issued and outstanding. None of such Common Stock or such Preferred Stock is subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Articles of Incorporation or the By-laws or under the MBCL. Except as set forth on Schedule 3(c) of the Securities Purchase Agreement, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company. The rights, preferences and privileges of the Preferred Shares are as stated in the Certificate of Designations. The Board of Directors of the Company has reserved for issuance shares of Common Stock sufficient to provide for the issuance of the Conversion Shares.

         5. Subject to the accuracy of the Buyers' representations in Section 2 of the Securities Purchase Agreement, the Preferred Shares and the Conversion Shares may be issued to you pursuant to the Transaction Documents without registration under the 1933 Act or the securities laws of any state.

         6. No authorization, approval, consent, filing or other order of any Federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of a number of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date), or any court, or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Preferred Shares and the Conversion Shares as contemplated by the Transaction Documents.

         7. To our knowledge, and except as disclosed in the Securities Purchase Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries which might reasonably be expected to have a Material Adverse Effect.


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         8. The execution, delivery and performance by the Company of the
Transaction Documents, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof does not (a) violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under (i) the Articles of Organization or the By-laws, or (ii) any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound and which the Company has filed as an exhibit to its reports filed with the SEC under the 1934 Act or which, to our knowledge, the Company otherwise is required or will be required to file as an exhibit to its reports under the 1934 Act; or (b) result in any violation of any statute, law, rule or regulation known to us to be applicable to the Company or, to the best of our knowledge, any order, writ, injunction or decree, if such violation would have a Material Adverse Effect.

         9. The Company is not an "investment company" or any entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

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         In the process of our review of the SEC Documents, although we have not engaged in any independent investigation and do not assume any responsibility for the accuracy or completeness of the information contained therein, nothing has come to our attention that would lead us to believe that any of such SEC Documents contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of its filing date with the SEC.